Exhibit 99.1

         Possis Medical, Inc. Reports Second Quarter Results;
              Company Meets Earnings Per Share Guidance;
                     Total Revenue Below Guidance

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 21, 2006--Possis Medical, Inc. (NASDAQ:POSS), a company that develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets, today reported sales of $15.1 million for the fiscal second quarter ended January 31, 2006, versus $16.2 million in the year-ago period, and $15.5 million sequentially in the first quarter of fiscal 2006.
    Net Income for the second quarter of 2006, on a generally accepted accounting principles (GAAP) basis, was $342,000, or $0.02 per diluted share, which includes stock-based compensation expense of $730,000, net of tax, or $0.04 per diluted share, due to the implementation of SFAS 123(R). Net income prior to fiscal 2006 did not include stock-based compensation expense. Including the pro forma stock-based compensation expense previously disclosed in the Company's financial statement footnotes, net income for the second quarter of fiscal 2005 would have been $965,000, or $0.05 per diluted share.
    Non-GAAP (pro forma) net income, as adjusted to eliminate the effect of stock-based compensation expense, for the second quarter of fiscal 2006 was $1.1 million, or $0.06 per diluted share, compared with $1.7 million, or $0.09 per diluted share, in the second quarter of fiscal 2005, and compared sequentially to $968,000, or $0.05 per diluted share, in the first quarter of fiscal 2006. Please refer to the non-GAAP (pro forma) Consolidated Statements of Income and Comprehensive Income on page 6; and the table on page 5 reconciling net income per diluted share on a GAAP basis to net income per share on a non-GAAP (pro forma) basis.
    Robert G. Dutcher, CEO of Possis Medical, commented, "While we anticipated revenue levels would be down on a year-over-year basis, we are disappointed by the sequential decline in quarterly sales and at coming in below the low end of our sales guidance due largely, we believe, to sales force turnover. However, we were able to demonstrate the strength and scalability of our business model, as EPS levels were within our guidance range, and gross profit margins were at the high end of the guidance." Continued Dutcher, "We increasingly believe the Company has felt most of the negative impact from the AiMI study results, as coronary catheter sales over the past six months have been relatively stable. In fact, second quarter coronary sales levels increased slightly, by 3 percent sequentially, from the first quarter. We believe that focus on the Company's recent and planned introductions of new coronary catheter models, the new Ultra drive unit console, large real-world coronary AngioJet patient registries, the JETSTENT clinical study, and a return to a fully staffed and trained sales force will support favorable long-term growth for our coronary business."
    For the six month period ended January 31, 2006, sales totaled $30.6 million, versus $33.7 million in the same period last year. Net income for the six months ended January 31, 2006 totaled $607,000, or $0.03 per diluted share, on a GAAP basis, including stock-based compensation expense of $1.4 million, net of tax, or $0.08 per diluted share, due to the implementation of SFAS 123(R). Non-GAAP (pro forma) net income for the first half of fiscal 2006 was $2.0 million, or $0.11 per diluted share, compared to $3.9 million, or $0.21 per diluted share, for fiscal 2005.
    The Company sold 30 AngioJet drive units in the second quarter of 2006, compared to 47 drive units in the previous quarter and 58 drive units in the second quarter of fiscal 2005. The sequential decline in drive units was the primary reason for the sequential sales decrease in quarterly revenue. Nevertheless, total drive units in the field, which contribute to catheter sales, increased to 1,600 from 1,560 units at the end of the first quarter of fiscal 2006. Dutcher indicated that "the increasing installed base of drive units favorably positions Possis to take advantage of future market opportunities, including applications of the AngioJet system for the treatment of deep vein thrombosis and pulmonary embolism."
    Possis Medical's gross profit margin was 74 percent in the second quarter, unchanged from the second quarter a year ago, and compared to 73 percent in the first quarter of fiscal 2006. The average catheter utilization rate per installed drive unit, a measure of recurring usage, was 7.0 in the second quarter, compared to 8.3 in the prior-year period and 7.5 in the first quarter of fiscal 2006.
    Selling, general and administrative expenses (SG&A) increased by $799,000, from the same period last year, to $7.5 million in the three months ended January 31, 2006 due primarily to SFAS 123(R) stock-based compensation charges in the current period.
    Second quarter 2006 research and development (R&D) spending increased by $594,000, from the prior-year period, to $3.2 million primarily due to spending associated with the Company's temporary occlusion guidewire project combined with stock-based compensation expenses.
    The Company reported that at January 31, 2006, cash and cash equivalents had increased to $45.7 million, from $44.8 million at October 31, 2005. Cash increased even though the Company applied $1.5 million to repurchase shares of its common stock in the second quarter. Through the first two quarters of fiscal year 2006, the Company has repurchased approximately $2.6 million of its common shares.
    "Further investment in R&D is an essential driver of our future growth," continued Dutcher. "Ongoing investments in new and enhanced products, and new, supportive clinical science will help us fuel growth in our existing mechanical thrombectomy markets - coronary, peripheral arterial, and AV access - and allow Possis to penetrate new mechanical thrombectomy markets, such as AngioJet treatment of deep vein thrombosis, pulmonary embolism, and ischemic cerebrovascular disease." Dutcher added, "We are fortunate to have a strong cash position and a demonstrated scalable business model, which continues to generate cash despite what has been a challenging period for revenue growth. With our solid financial base, we believe we will be able to not only make the necessary investments to ensure our future leadership and further growth in the mechanical thrombectomy business, but also take advantage of new internal and external opportunities that will give our company a broader endovascular treatment focus into the future," continued Dutcher.

    Product Development Update

    In the second quarter, Possis Medical's Spiroflex(TM) rapid exchange catheter was fully launched into the market. The Spiroflex is the most flexible and maneuverable AngioJet catheter, designed for thrombectomy in coronary arteries and other small and tortuous vessels. The Spiroflex currently carries a peripheral arterial indication, and a PMA supplement is pending at the FDA to add a coronary indication. "We are working to rapidly complete development of a sister model, a 4.5 French Spiroflex-VG rapid exchange version of our current XVG(R) over-the-wire catheter," noted Dutcher. "Like the XVG, this new Spiroflex-VG version is designed for larger coronary vessels and saphenous vein grafts. We anticipate that this new model will have its first clinical use as early as this spring. When these two Spiroflex models are fully established, they will supersede our earlier rapid exchange models."
    In addition, the Company noted that the PMA submission for its next-generation AngioJet Ultra Console continues in active review by FDA. The Ultra Console will greatly reduce the set-up steps needed to operate AngioJet, increasing its ease-of-use.
    Consistent with its broader endovascular treatment strategy, Possis continues to make important progress on its GuardDOG(R) temporary occlusion guidewire, with first clinical use anticipated as early as the end of the summer. GuardDOG is a family of guidewires featuring a soft, compliant balloon at the distal tip, designed to selectively occlude blood flow during interventional treatment. Based on physician feedback, the GuardDOG product will help optimize the function of the AngioJet system, especially in cases of tough peripheral thrombus, while also minimizing various procedure-related risks. The Company also believes that GuardDOG will enhance the effectiveness of PowerPulse(TM) lytic drug delivery therapy, in which the AngioJet Catheter is used to power-inject lytic drugs, in a combination of both mechanical thrombectomy and thrombus-dissolving drugs, to maximize removal of tough thrombus.

    New Clinical Science

    The Company announced that more than 20 patients have now been enrolled in its JETSTENT clinical research study, designed to address questions raised by the results of the AiMI study announced in 2004. In JETSTENT, up to 10 sites will randomize 500 heart attack patients to either AngioJet plus stenting, or stenting alone. The JETSTENT study differs from the AiMI study in two essential ways: (1) all JETSTENT patients must have visible thrombus at baseline, or a total occlusion, and (2) all AngioJet patients in JETSTENT will be treated with the specific technique developed by JETSTENT's co-principal investigator, Dr. David Antoniucci of Careggi Hospital, Florence, Italy. Possis believes that Dr. Antoniucci's technique was a key element in the success of AngioJet treatment that he demonstrated in his earlier randomized study, and expects that JETSTENT will replicate this earlier success.
    In addition to this new trial, the Company continues its efforts to highlight the favorable results of large, real-world coronary patient registries of AngioJet thrombectomy. Possis will sponsor a roundtable discussion by leading interventional cardiologists at the ACC meeting in Atlanta in March. One of the roundtable participants is Dr. Ray Matthews at Good Samaritan Hospital in Los Angeles, California, whose experience was published in the February issue of Catheterization and Cardiovascular Interventions, and summarized in a separate press release issued today. The published results demonstrate that AngioJet thrombectomy is a safe and effective treatment as part of rescue Percutaneous Coronary Intervention for high-risk, emergent coronary patients following failed clot-busting drug therapy. Commented Dutcher, "Several other roundtable participants have already published their coronary AngioJet experiences, and we believe their discussions at the ACC meeting will be an important part of our effort to help our coronary AngioJet customers better understand the clinical value AngioJet brings to the treatment of coronary thrombus in both acute and subacute settings. Also, we expect several podium presentations of AngioJet experience both at this meeting and the May 2006 Paris Course On Revascularization," he continued.
    Beyond its current mechanical thrombectomy markets, the Company announced that it began the IDE process with FDA to sponsor a clinical trial of AngioJet in treating DVT. The study is called APEX-D, which stands for AngioJet Power Pulse Delivery of Thrombolytic Agent Followed by Rheolytic Thrombectomy to Expedite Thrombus Removal in Symptomatic Deep Venous Thrombus. "In the past we have talked about the physician-sponsored ADVENTT study, which has now been discontinued. APEX-D will supersede and incorporate the lessons learned from ADVENTT," added Dutcher.

    Business Outlook

    Looking ahead, Possis Medical's coronary product sales are projected to be relatively flat for the balance of fiscal 2006. In light of below-guidance revenue performance in the second quarter and the impact of turnover in our sales force in the last 12 months, the Company has reduced fiscal 2006 revenue expectations from the previously stated guidance of $66 to $70 million to $63 to $66 million. Although recently returning to a full sales staff level, sales force turnover has required extensive hiring and training efforts, negatively impacting our drive unit and non-coronary disposable sales efforts.
    The Company expects gross margins in the low to mid-seventies as a percent of sales and non-GAAP (pro forma) net income of between $0.28 and $0.34 per diluted share for fiscal 2006 versus $0.34 per share for fiscal 2005. Including the impact of SFAS 123(R) stock-based compensation expense, the Company expects net income per diluted share to be in the range of $0.10 to $0.16 for the full fiscal year compared to $0.16 per share for fiscal 2005. Possis anticipates third quarter revenue to be approximately $15.5 to $16.0 million and GAAP net income in the range of $0.02 to $0.04 per diluted share. The impact of expensing stock-based compensation per SFAS 123(R) is anticipated to be approximately $0.04 per diluted share for the third quarter and approximately $0.18 per diluted share for fiscal year 2006.
    "We are confident we are making the necessary investments in new thrombectomy products and clinical research to foster future growth in our core thrombectomy business," continued Dutcher. "In addition, we are focused on leveraging our proven business model, strong balance sheet, and direct sales force by capitalizing on opportunities to broaden our portfolio of endovascular products through internal development and strategic partnerships," concluded Dutcher.
    The Company will host a conference call on Wednesday, February 22, 2006 at 9:30 am Central Time. Bob Dutcher, Chairman & CEO, and Jules Fisher, CFO, will discuss the second-quarter operating results and the remainder of fiscal 2006.
    To join the conference call, dial 888-889-7567 (international - 1-517-645-6377) by 9:25 am (CT), and give the password "Conference" and leader "Mr. Bob Dutcher."
    A webcast of the conference call can be accessed at www.possis.com under the Investors tab. The webcast can also be accessed at www.earnings.com for individual investors. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast will be available for 30 days.
    A replay of the conference call will be available from noon CT on Wednesday, February 22 through Friday, February 24 at 11:59 pm CT. Dial toll-free 1-800-253-1052 (toll 1-402-220-9704).
    Possis Medical, Inc. develops manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from native coronary arteries, leg arteries, coronary bypass grafts and AV dialysis access grafts.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of Federal Securities Laws. Some of these statements relate to estimated future revenue, gross margins, expenses and earnings per share, regulatory approvals, product introductions, clinical initiatives, and the continuing impact from the results of the AiMI trial. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements, such as, the effectiveness of our sales and marketing efforts in re-establishing coronary product usage, our ability to effectively manage new product development timelines, and our ability to generate suitable clinical registry data to support growing use of the AngioJet in coronary applications. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in the Company's Form 10-K for the year ended July 31, 2005, filed with the Securities and Exchange Commission.
    This release includes non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, and non-GAAP (pro forma) key business indicators, and other non-GAAP line items from the Consolidated Statements of Income and Comprehensive Income, including cost of medical products, operating expenses (including selling, general and administrative, and research and development), and provision for income taxes. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies. Possis believes that the presentation of non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, non-GAAP (pro-forma) key business indicators and other non-GAAP line items from the Consolidated Statements of Income and Comprehensive Income, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Possis further believes that where the adjustments used in calculating non-GAAP (pro forma) net income and non-GAAP (pro forma) net income per share are based on specific identified charges that impact different line items in the statements of income (including cost of medical products, selling, general and administrative and research and development expense), that it is useful to investors to know how these specific line items in the statements of income are affected by these adjustments. In particular, as Possis begins to apply SFAS 123(R), it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its Consolidated Statements of Income and Comprehensive Income.


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
     FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2006 AND 2005
                              (UNAUDITED)

                   Three Months Ended           Six Months Ended
               --------------------------- ---------------------------
               Jan. 31, 2006 Jan. 31, 2005 Jan. 31, 2006 Jan. 31, 2005
               ------------- ------------- ------------- -------------
Product sales.. $15,129,108   $16,168,884   $30,604,782   $33,670,872

Cost of sales
 and other
 expenses:
   Cost of
    medical
    products...   3,902,976     4,283,418     8,133,131     8,587,757
   Selling,
    general and
    adminis-
    trative....   7,511,257     6,711,939    15,904,984    14,268,521
   Research and
    development   3,197,804     2,604,131     5,707,097     5,041,835
               ------------- ------------- ------------- -------------
      Cost of
       sales
       and
       other
       expenses  14,612,037    13,599,488    29,745,212    27,898,113
               ------------- ------------- ------------- -------------

Operating
 income........     517,071     2,569,396       859,570     5,772,759
    Interest
     income....     427,633       306,701       831,082       593,133
    (Loss) gain
     on sale of
     securities     (19,141)        1,950       (25,487)       20,031
               ------------- ------------- ------------- -------------

Income before
 income taxes..     925,563     2,878,047     1,665,165     6,385,923
Provision for
 income taxes..     584,000     1,208,886     1,058,000     2,523,886
               ------------- ------------- ------------- -------------

Net income.....     341,563     1,669,161       607,165     3,862,037

Other
 comprehensive
 income (loss),
 net of tax:
Unrealized gain
 (loss) on
 securities....      19,000      (130,000)      (80,000)       (5,000)
               ------------- ------------- ------------- -------------
Comprehensive
 income........    $360,563    $1,539,161      $527,165    $3,857,037
               ============= ============= ============= =============

Weighted
 average number
 of common
 shares
 outstanding:
    Basic......  17,228,059    17,669,526    17,271,953    17,875,233
    Diluted....  17,683,758    18,294,815    17,768,948    18,740,501

Net income per
 common share:
    Basic......       $0.02         $0.09         $0.04         $0.22
               ============= ============= ============= =============
    Diluted....       $0.02         $0.09         $0.03         $0.21
               ============= ============= ============= =============

Note: Net income for the three and six months ended January 31, 2006 includes stock-based compensation expense of $730,000 and $1,432,000, net of tax, due to the implementation of SFAS 123(R).

Net income for the three and six months ended January 31, 2005 did not include stock-based compensation expense under SFAS 123(R). The table below reflects net income and diluted net income per share for the three and six months ended January 31, 2006 compared with the three and six months ended January 31, 2005 including the pro forma stock-based compensation expense as follows:

                   Three Months Ended           Six Months Ended
               --------------------------- ---------------------------
               Jan. 31, 2006 Jan. 31, 2005 Jan. 31, 2006 Jan. 31, 2005
               ------------- ------------- ------------- -------------
Net income - as
 reported.                     $1,669,161                  $3,862,037
Stock-based
 compensation
 expense, net
 of tax - as
 reported.                       (704,000)                 (1,288,000)
               ------------- ------------- ------------- -------------
Net income,
 including the
 effect of
 stock-based
 compensation
 expense.          $341,563      $965,161      $607,165    $2,574,037
               ============= ============= ============= =============
Diluted net
 income per
 share - as
 reported.                          $0.09                       $0.21
Stock-based
 compensation
 expense, net
 of tax, as
 reported.                          (0.04)                      (0.07)
               ------------- ------------- ------------- -------------
Diluted net
 income per
 share,
 including the
 effect of
 stock-based
 compensation
 expense.             $0.02         $0.05         $0.03         $0.14
               ============= ============= ============= =============


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
            NON-GAAP (PRO-FORMA) CONSOLIDATED STATEMENTS OF
                    INCOME AND COMPREHENSIVE INCOME
                              (UNAUDITED)

                   Three Months Ended           Six Months Ended
               --------------------------- ---------------------------
               Jan. 31, 2006 Jan. 31, 2005 Jan. 31, 2006 Jan. 31, 2005
               ------------- ------------- ------------- -------------
Product sales.. $15,129,108   $16,168,884   $30,604,782   $33,670,872
Cost of sales
 and other
 expenses:
 Cost of
  medical
  products.....  $3,797,976     4,283,418     7,926,131     8,587,757
 Selling,
  general and
  adminis-
  trative......   7,008,257     6,711,939    14,870,984    14,268,521
 Research and
  development..   3,001,804     2,604,131     5,322,097     5,041,835
               ------------- ------------- ------------- -------------
   Cost of
    sales and
    other
    expenses...  13,808,037    13,599,488    28,119,212    27,898,113
               ------------- ------------- ------------- -------------
Operating
 income........   1,321,071     2,569,396     2,485,570     5,772,759

   Interest
    income.....     427,633       306,701       831,082       593,133
   (Loss) gain
    on sale of
    securities      (19,141)        1,950       (25,487)       20,031
               ------------- ------------- ------------- -------------
Income before
 income taxes..   1,729,563     2,878,047     3,291,165     6,385,923
Provision for
 income taxes..     658,000     1,208,886     1,252,000     2,523,886
               ------------- ------------- ------------- -------------
Net income.....   1,071,563     1,669,161     2,039,165     3,862,037

Other
 comprehensive
 income (loss),
 net of tax:
Unrealized gain
 (loss) on
 securities....      19,000      (130,000)      (80,000)       (5,000)
               ------------- ------------- ------------- -------------
Comprehensive
 income........  $1,090,563    $1,539,161    $1,959,165    $3,857,037
               ============= ============= ============= =============

Weighted
 average number
 of common
 shares
 outstanding:
    Basic......  17,228,059    17,669,526    17,271,953    17,875,233
    Diluted....  17,683,758    18,294,815    17,768,948    18,740,501
Net income per
 common share:
     Basic.....       $0.06         $0.09         $0.12         $0.22
               ============= ============= ============= =============
    Diluted....       $0.06         $0.09         $0.11         $0.21
               ============= ============= ============= =============


Note: The impact of SFAS 123(R) is excluded from the three and six months ending January 31, 2006; the three and six months ending
January 31, 2005, is shown as reported.


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

ASSETS                                 January 31, 2006 July 31, 2005
                                       ---------------- --------------

CURRENT ASSETS:
  Cash and cash equivalents............     $4,941,200     $5,257,244
  Marketable securities................     40,763,797     39,169,811
  Trade receivables (less allowance for
   doubtful accounts and returns of
   $688,000 and $669,000, respectively)      7,666,507      8,274,839
  Inventories..........................      6,338,109      5,830,204
  Prepaid expenses and other assets....        827,382      1,158,214
  Deferred tax asset...................      1,042,000      1,042,000
                                       ---------------- --------------
    Total current assets...............     61,578,995     60,732,312

PROPERTY AND EQUIPMENT, net............      4,950,445      4,879,221
DEFERRED TAX ASSET.....................     11,254,739     12,113,949
OTHER ASSET............................        499,431        425,914
                                       ---------------- --------------

TOTAL ASSETS...........................    $78,283,610    $78,151,396
                                       ================ ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable...............     $1,340,186     $1,355,402
  Accrued salaries, wages, and
   commissions.........................      2,473,564      3,212,525
  Other liabilities....................      2,734,192      2,468,669
                                       ---------------- --------------
     Total current liabilities.........      6,547,942      7,036,596

OTHER LIABILITIES......................        686,808        526,914

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock-authorized, 100,000,000
   shares of $0.40 par value each;
   issued and outstanding, 17,163,689
   and 17,326,487 shares, respectively       6,865,476      6,930,595
  Additional paid-in capital...........     75,742,116     75,725,188
  Unearned compensation................        (33,000)       (15,000)
  Accumulated other comprehensive loss        (320,000)      (240,000)
  Retained deficit.....................    (11,205,732)   (11,812,897)
                                       ---------------- --------------
       Total shareholders' equity......     71,048,860     70,587,886
                                       ---------------- --------------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY................................    $78,283,610    $78,151,396
                                       ================ ==============


                 POSSIS MEDICAL, INC. AND SUBSIDIARIES

                   AngioJet Key Business Indicators

                           Q2-05    Q3-05    Q4-05    Q1-06    Q2-06
------------------------- -------- -------- -------- -------- --------
U.S. AngioJet Revenue -
 $(000)                   $15,585  $14,690  $15,609  $15,029  $14,582
------------------------- -------- -------- -------- -------- --------
U.S. Drive Units Sold       49       44       40       42       28
------------------------- -------- -------- -------- -------- --------
U.S. Drive Units in the
 Field                     1,422    1,461    1,509    1,560    1,600
------------------------- -------- -------- -------- -------- --------
U.S. Catheter Utilization   8.3      7.8      8.2      7.5      7.0
------------------------- -------- -------- -------- -------- --------
Gross Margin %              74%      72%      74%      73%      74%
------------------------- -------- -------- -------- -------- --------



  Comparison of Net Income Per Diluted Share Including the Effect of
    Stock-Based Compensation Expense Under SFAS 123(R) and SFAS 123

Net Income Per Diluted Share    Q2-05   Q3-05   Q4-05   Q1-06   Q2-06
------------------------------ ------- ------- ------- ------- -------
Net income per diluted share -
 as reported for prior periods
 (1)                            $0.09   $0.06   $0.07     N/A     N/A
------------------------------ ------- ------- ------- ------- -------
Stock-based compensation
 expense, net of tax, per
 share (2)                     $(0.04) $(0.04) $(0.07) $(0.04) $(0.04)
------------------------------ ------- ------- ------- ------- -------
Net income per share including
 the effect of stock-based
 compensation expense (3)       $0.05   $0.02   $0.00   $0.01   $0.02
------------------------------ ------- ------- ------- ------- -------

Notes:
1. Net income and net income per share prior to fiscal 2006 did not include stock-based compensation expense under SFAS 123.
2. Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on SFAS 123 as previously disclosed in Possis' financial statement footnotes.
3. Net income and net income per share prior to fiscal 2006 represents pro forma information based on SFAS 123 as previously disclosed in Possis' financial statement footnotes.

    CONTACT: Possis Medical, Inc., Minneapolis
             Jules L. Fisher, 763-450-8011
             Jules.Fisher@possis.com